As filed with the Securities and Exchange Commission on June 2, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

27 Union Square West, Suite 502
New York, New York 10003
212-206-1216
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies of Correspondence to:

Mr. Shane McMahon	William N. Haddad
27 Union Square West, Suite 502
New York, New York 10003	Reed Smith LLP
599 Lexington Avenue
(212) 206-1216	New York, NY 10022
(212) 521-5400

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

          Aproximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

          Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE
		Proposed
		Maximum	Proposed	Amount
	Amount to be	Offering	Maximum	of
Title of each class of	Registered	Price Per	Aggregate	Registra
securities to be registered	(1)	Unit (2)	Offering Price (2)	tion Fee
Common Stock, $0.001 par value, issuable upon conversion of Series E Preferred Stock	7,428,574	$2.66	19,760,007	2,545 (3)

(1)

All shares are being registered on this registration statement for resale by the selling stockholders named in this prospectus. Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions with respect to the shares of common stock being registered hereunder.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low price for the Company’s Common Stock on The NASDAQ Capital Market on February 4, 2014.

(3)	Previously Paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated June 2, 2014

7,428,574 Shares of Common Stock

YOU ON DEMAND HOLDINGS, INC.

This prospectus relates to 7,428,574 shares of common stock of YOU On Demand Holdings, Inc. that may be sold from time to time by the selling stockholders named in this prospectus, which include:

•	7,428,574 shares of common stock issuable to the selling stockholders upon the conversion of shares of Series E Preferred Stock.

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

The shares of our common stock may be offered through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq Capital Market. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to certain restrictions. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “YOD.” On May 30, 2014, the closing sale price of our common stock as reported on the Nasdaq Capital Market was $[•].

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and in our Annual Report on Form 10-K to read about risk factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2014

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Obtain Additional Information.” The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We obtained statistical data, market data, and other industry data and forecasts used throughout this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data, and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

USE OF TERMS

Except as otherwise indicated by the context, all references in this prospectus to (i) “YOU On Demand,” “we,” “us,” “our,” “our Company,” or “the Company” are to YOU On Demand Holdings, Inc., a Nevada corporation, and its consolidated subsidiaries and variable interest entities, or VIEs; (ii) “Securities Act” are to the Securities Act of 1933, as amended; and (iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

YOU ON DEMAND HOLDINGS, INC.

Our Business

We operate in the Chinese media segment, through our Chinese subsidiaries and VIEs, a business which provides integrated value-added service solutions for the delivery of video on demand, or VOD, and enhanced premium content for cable providers.

Through our VIE, Beijing Sino Top Scope Technology Co., Ltd., and its 80% owned operating joint venture Zhong Hai Shi Xun Information Technology Co., Ltd., or Zhong Hai Video, we provide integrated value-added service solutions for the delivery of VOD, and enhanced premium content for cable providers and other distribution platforms. Zhong Hai Video's revenue is derived primarily from a VOD model, consisting of a fee to view movies, popular titles and live events.

The following chart illustrates our current corporate structure:

YOU ON DEMAND HOLDINGS, INC.
100%
CB CAYMAN
(China Broadband, Ltd.)
100%
SINOTOP
HONG KONG
(Sinotop Group Limited)
100%
YOD WFOE
(YOU On Demand
(Beijing)
Technology Co., Ltd.)
100%
1
SINOTOP
BEIJING (VIE)
(Beijing Sino Top Scope
Technology Co., Ltd.)
80%
2
Hua Cheng Hu
Dong (Beijing)
Film and Television
Communications
Ltd.
(Minority
Shareholder)
2
20%
ZHONG HAI
VIDEO (JV)
(Zhong Hai Shi Xun
Information
Technology, Co., Ltd.)
LEGEND:
Direct ownership
Contractual Relationship
Minority Shareholder

Note: Zhang Yan, the sole shareholder of Sinotop Beijing, and a party to certain VIE arrangements between Sinotop Hong Kong and Sinotop Beijing, is the wife of Weicheng Liu, our Chief Executive Officer.

1.	Sinotop Beijing VIE Agreements, including with Zhang Yan, the sole shareholder of Sinotop Beijing.

(1)	Management Services Agreement between Sinotop Beijing and Sinotop Hong Kong, dated as of March 9, 2010.
(2)	Option Agreement among Sinotop Hong Kong, Sinotop Beijing and the sole shareholder of Sinotop Beijing (Zhang Yan), dated March 9, 2010.
(3)	Termination, Assignment and Assumption Agreement, dated June 4, 2012, by and among Sinotop Hong Kong, YOD WFOE, Sinotop Beijing and Zhang Yan, as the sole shareholder of Sinotop Beijing.
(4)

Equity Pledge Agreement, dated June 4, 2012, by and among Sinotop Beijing, YOD WFOE and Zhang Yan, as the sole shareholder of Sinotop Beijing. Pursuant to the Pledge Agreement, the Pledge Agreement was registered with the competent office of the PRC SAIC in Beijing shortly after the Pledge Agreement was executed.

(5)	Voting Rights Proxy Agreement, dated June 4, 2012, by and among Sinotop Beijing, YOD WFOE and Zhang Yan, as the sole shareholder of Sinotop Beijing.
(6)	Power of Attorney, dated June 4, 2012 executed by Zhang Yan as the sole shareholder of Sinotop Beijing.

2.

Cooperation Agreement, by and among, Sinotop Beijing, Hua Cheng Hu Dong (Beijing) Film and Television Communication Co., Ltd. (“Hua Cheng”) and Zhong Hai Shi Xun Information Technology Co., Ltd. (“Zhong Hai Video”), dated September 30, 2010. The controlling party of Hua Cheng is Hua Cheng Film and Television Digital Programs Co. Ltd. (“Hua Cheng Digital”). Hua Cheng Digital is not related to us or our principles.

Our Corporate History

YOU On Demand Holdings, Inc., our parent holding company, was formed in the State of Nevada on October 19, 2004, pursuant to a reorganization of a California entity formed in 1988. Prior to January 2007, we were a blank check shell company.

On January 23, 2007, we acquired China Broadband, Ltd., a Cayman Islands company, which at the time was a party to the cooperation agreement with our PRC-based wholly-foreign-owned-entity, in a reverse acquisition transaction.

Office Location

The address of our principal executive office is 27 Union Square West, Suite 502, New York, New York 10003 and our telephone number is (212) 206-1216. We maintain a website at www.yod.com that contains information about our Company, though no information contained on our website is part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholder	7,428,574 shares, consisting entirely of shares of common stock issuable upon the conversion of shares of Series E Preferred Stock held by the selling stockholders.
Offering Price	The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.
Use of proceeds

All of the shares of common stock being offered under this prospectus are being offered and sold by the selling stockholders. We will not receive any proceeds from the resale of the shares by the selling security holders.

The Nasdaq Capital Market	Our common stock is quoted on the Nasdaq Capital Market under the symbol “YOD.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the important risk factor below and the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K filed on March 31, 2014, and in any applicable prospectus supplement and our other filings with the Securities and Exchange Commission (the "SEC") and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling stockholders. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those held by non-affiliates for a period of six months, calculated pursuant to Rule 144.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 7,428,574 shares of common stock issuable upon the conversion of shares of Series E Preferred Stock issued and issuable to the selling stockholders pursuant to transactions exempt from registration under the Securities Act. The conversion price for the Series E Preferred Stock is $1.75 and each share of Series E Preferred Stock is convertible at any time at the option of the holder into one share of Common Stock (subject to certain adjustments set forth in its Certificate of Designation).  All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth information regarding the beneficial ownership of outstanding shares of our common stock owned by the selling stockholders and the shares that it may sell or otherwise dispose of from time to time under this prospectus. The selling stockholders, or their transferees, donees or successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any.

The number of shares disclosed in the table below as "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days are included. The selling stockholders’ percentage of ownership in the following table is based upon 16,553,021 shares of common stock outstanding as of May 30, 2014. Prior to this offering, the aggregate number of common stock held by non-affiliates was 11,725,648.

Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them. In addition, except for as specifically set forth in the footnote to the table below, the selling stockholders do not have any family relationships with our officers, directors or controlling stockholders. Except for as specifically set forth in the footnote to the table below, no selling stockholders have held a position as an officer or director of the Company within the past three years. Other than Chardan Capital Markets LLC, which is a registered broker-dealer, none of the selling stockholders is a broker-dealer. Furthermore, except as specifically set forth in the footnote to the table below, none of the selling stockholders is an affiliate of a registered broker-dealer.

Information concerning the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

	Beneficial	Percentage of	Shares of	Beneficial Ownership	Percentage of
	Ownership	Ownership	Common	of Common Stock	Common Stock
	Before the	Before	Stock Included	After the	Owned After
Name	Offering (1)	the Offering (3)	in Prospectus	Offering(1)(2)	Offering(3)
Xuechu He(4)	2,285,715	12.6%	2,285,715	0	*
Fresh Reward Development Limited(5)	1,714,286	9.8%	1,714,286	0	*
Best Ease Holdings Limited(6)	1,714,286	9.8%	1,714,286	0	*
Justlead Investment Holding Limited (7)	857,143	5.1%	857,143	0	*
South Ocean Capital, LLC(8)	399,550	2.5%	114,286	285,264	1.8%
Aaron Wolfson(9)	115,000	*	100,000	15,000	*
Abraham Wolfson(10)	262,306	1.6%	100,000	162,306	1.0%
Evan Genack(11)	325,773	2.0%	100,000	225,773	1.4%
Harry & Charlotte Katz(12)	192,706	1.2%	71,429	121,277	*
Stillwater Trust LLC(13)	57,143	*	57,143	0	*
Chardan Capital Markets LLC (14)	182,364	1.2%	56,429	125,935	*
National Society For Hebrew Day Schools(15)	94,406	*	50,000	44,406	*
Steven Urbach(16)	54,829	*	40,000	14,829	*
Jonas Grossman(17)	68,342	*	40,000	28,342	*
George Kaufman(18)	108,800	*	38,857	69,943	*
Kerry Propper (19)	123,157	*	37,143	86,014	*
Eli Levitin (20)	74,471	*	18,571	55,900	*
Morris Wolfson(21)	15,000	*	15,000	0	*
Shai Gerson(22)	32,886	*	14,286	18,600	*
Shuqin Zheng(23)	2,857	*	2,857	0	*
Shaner Zhang(24)	1,143	*	1,143	0	*
Total	8,682,163	*	7,428,574	1,253,589

*Less than 1%

(1) Assumes that each selling shareholder has converted its shares of Series E Preferred Stock into common stock.

(2) Assume that all securities offered are sold.

(3) As of May 30, 2014, a total of 16,553,021 shares of common stock of the Company are considered to be outstanding pursuant to SEC Rule 13d-3(d) (1).  Shares of Series E Preferred Stock are deemed to be outstanding for computing the percentage ownership of the person holding these shares and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

(4) Includes 2,285,715 shares of common stock underlying the Company's Series E Preferred Stock.

(5) Includes 1,714,286 shares of common stock underlying the Company’s Series E Preferred Stock. Congyan Xue maintains voting and dispositive control over the securities held by Fresh Reward Development Limited.

(6) Includes 1,714,286 shares of common stock underlying the Company’s Series E Preferred Stock. Xiuzhen Lin maintains voting and dispositive control over the securities held by Best Ease Holdings Limited.

(7) Includes 857,143 shares of common stock underlying the Company’s Series E Preferred Stock. Xiaoyi Sun maintains voting and dispositive control over the securities held by Justlead Investment Holding Limited.

(8) Includes 114,286 shares of common stock underlying the Company’s Series E Preferred Stock. Steven Oliveira, a former director of the Company who resigned in March 2011, maintains voting and dispositive control over the securities held by South Ocean Capital, LLC.

(9) Includes 100,000 shares of common stock underlying the Company’s Series E Preferred Stock.

(10) Includes 100,000 shares of common stock underlying the Company’s Series E Preferred Stock.

(11) Includes 100,000 shares of common stock underlying the Company’s Series E Preferred Stock.

(12) Includes 71,429 shares of common stock underlying the Company’s Series E Preferred Stock.

(13) Includes 57,143 shares of common stock underlying the Company’s Series E Preferred Stock. Christopher S. Brody maintains voting and dispositive control over the securities held by Stillwater Trust LLC.

(14) Includes 56,429 shares of common stock underlying the Company’s Series E Preferred Stock. Kerry Propper maintains voting and dispositive control over the securities held by Chardan Capital Markets LLC.

(15) Includes 50,000 shares of common stock underlying the Company’s Series E Preferred Stock. Aaron Adler maintains voting and dispositive control over the securities held by National Society For Hebrew Day Schools.

(16) Includes 40,000 shares of common stock underlying the Company’s Series E Preferred Stock. Steven Urbach is an affiliate of a broker-dealer and made the representations that he purchased our securities in the ordinary course of business and at the time of purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Steven Urbach is also the brother of Marc Urbach, the Company’s President and Chief Financial Officer.

(17) Includes 40,000 shares of common stock underlying the Company’s Series E Preferred Stock. Jonas Grossman is an affiliate of a broker-dealer and made the representations that he purchased our securities in the ordinary course of business and at the time of purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(18) Includes 38,857 shares of common stock underlying the Company’s Series E Preferred Stock. George Kaufman is an affiliate of a broker-dealer and made the representations that he purchased our securities in the ordinary course of business and at the time of purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(19) Includes 37,143 shares of common stock underlying the Company’s Series E Preferred Stock. Kerry Propper is an affiliate of a broker-dealer and made the representations that he purchased our securities in the ordinary course of business and at the time of purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(20) Includes 18,571 shares of common stock underlying the Company’s Series E Preferred Stock.

(21) Includes 15,000 shares of common stock underlying the Company’s Series E Preferred Stock.

(22) Includes 14,286 shares of common stock underlying the Company’s Series E Preferred Stock. Shai Gerson is an affiliate of a broker-dealer and made the representations that he purchased our securities in the ordinary course of business and at the time of purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(23) Includes 2,857 shares of common stock underlying the Company’s Series E Preferred Stock.

(24) Includes 1,143 shares of common stock underlying the Company’s Series E Preferred Stock.

PLAN OF DISTRIBUTION

The selling stockholders, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short position, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Company is required to pay all fees and expenses incident to the registration of the shares.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Sherman & Howard LLC, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 incorporated in this prospectus by reference have been audited by UHY LLP, an independent registered public accounting firm, and are incorporated in reliance upon their report dated March 31, 2014, given upon such firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed March 31, 2014;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 15, 2014;
•	The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on May 29, 2012, pursuant to Section 12(b) of the Exchange Act, as amended; and

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number: YOU On Demand Holdings, Inc., 27 Union Square West, Suite 502, New York, New York 10003; telephone number: (212) 206-1216. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

7,428,574 Shares of Common Stock

YOU ON DEMAND HOLDINGS, INC.

PROSPECTUS

June 2, 2014

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the issuance and distribution of the securities being registered hereby:

Amount to be
Paid*
SEC Registration Fee	$2,545
Printing Fees and Expenses	2,000
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	15,000
Miscellaneous	1,000
Total	$173,544

___________
* All amount shown herein, except the SEC registration fee, are estimated and may vary based upon, among other things, the number of issuances and amount of securities offered. We will pay all of these expenses.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Law, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•	We shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director; and

•	We may purchase and maintain insurance, or make other financial arrangements, on behalf of any person who holds or who has held a position as a director, officer, or representative against liability, cost, payment, or expense incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 30, 2014.

YOU On Demand Holdings, Inc.

By:	/s/ Marc Urbach
Marc Urbach
President and Chief Financial Officer
(Principle Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shane McMahon and Marc Urbach, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 30, 2014.

Signature	Title

/s/ Xuesong Song
Xuesong Song	Director and Executive Chairman

/s/ Shane McMahon
Shane McMahon	Chairman of the Board
(Principle Executive Officer)
/s/ Weicheng Liu
Weicheng Liu	Chief Executive Officer and Director

/s/ Marc Urbach
Marc Urbach	President and Chief Financial Officer
(Principle Financial and Accounting Officer)
/s/ James Cassano
James Cassano	Director

/s/ Clifford Higgerson
Clifford Higgerson	Director

/s/ Jin Shi
Jin Shi	Director

/s/ Arthur Wong
Arthur Wong	Director

EXHIBIT INDEX

Exhibit	Description
Number

3.1	Articles of Incorporation of the Company as filed with the Secretary of State of Nevada (Incorporated by reference to Exhibits 3.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2012).

3.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 6, 2014).

5.1	Opinion of Sherman & Howard LLC**

23.1	Consent of UHY LLP.*

23.2	Consent of Sherman & Howard LLC (included in Exhibit 5.1).**

24	Power of Attorney (included on signature page hereof).

*Filed herewith.
** Filed Previously